THIS AGREEMENT, dated this 13th day of October, 1994, by and between WALGREEN CO., an Illinois corporation (the "Company"), party of the first part, and Charles D. Hunter of Palatine Township, Illinois (the "Employee"), party of the second part,

     WITNESSETH:

     WHEREAS, the Employee has been continuously in the employ of the Company since 1967 and is presently serving as Vice Chairman of the Company; and

     WHEREAS, the Company desires that, if the Employee remains in its employ until his retirement, the Employee shall during the ensuing three years be available to the Company for advice and counsel as reasonably requested; and

     WHEREAS, upon the terms and conditions hereinafter set forth, the Employee is willing to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, it is hereby agreed as follows:

     1. The term "retirement date", as used in this Agreement, means the "pay through" date as shall be designated on Walgreen payroll form 889 covering Employee or such earlier date upon which the Employee retires from active service with the Company with the prior written consent of the Board of Directors of the Company. When it becomes known the "pay through" date shall be attached as an addendum to this Agreement by the Company Secretary.

     2. Until his retirement date, provided the Employee continues in the employ of the Company, the Employee shall devote substantially his entire business time and attention to the business and affairs of the Company and its subsidiaries and shall perform such duties as reasonably may be assigned by the Board of Directors and will serve in such corporate offices to which he may be elected.

     3. The Employee agrees that, for a period of three (3) years from and after his retirement date, provided he continues in the employ of the Company until such date, he will be available at reasonable times upon reasonable notice by the Company for consultation with personnel of the Company and for special services to the Company and its subsidiaries such as surveys and the formulation and development of special programs pertaining to activities of the Company. As compensation for such services, the Company agrees to pay to the Employee, in equal monthly installments a sum equal in the aggregate to the annual base salary rate received by the Employee in the last year prior to his retirement date. Such compensation shall be in addition to any benefits to which the Employee may be entitled under any pension, profit sharing, option or other plans of the Company.

     4. The Employee agrees that, during the period of this agreement, he will not directly or indirectly, whether as principal, agent, partner, officer, director, employee, stockholder of in excess of 1/2 of 1% of the outstanding stock, or member, engage in any business or activity which, in the opinion of the Board of Directors of the Company, shall be competitive with or adverse to the interests of any business conducted by the Company or any of its subsidiaries, except with the prior written consent of the Board of Directors of the Company.

     5. This agreement and, except as hereinafter provided all obligations of the Company hereunder, shall terminate if prior to the Employee's retirement date, he shall voluntarily leave the employ of the Company or shall be discharged from his employment, or shall assign any of his rights hereunder, or if after the Employee's retirement date, he shall breach his agreement contained in Section 4 hereof.

     If before or after retirement the Employee should by reason of physical disability be unable to perform his duties, the Company shall be obligated to commence, or complete, as may be applicable, the payments specified in Section 3 hereof.

     If before or after retirement the Employee should die, the Company shall thereafter be obligated to commence, or complete, as may be applicable, payments to the beneficiary of the Employee, hereinafter named, in sums equal to one-half of the amounts which the Employee would have received, if living, as specified in Section 3 hereof.

     6. This agreement shall be binding upon the parties hereto and the corporate successors and assigns of the Company.

     IN WITNESS WHEREOF, the parties have duly executed this agreement the day and year first above written.


WALGREEN CO.


By   John A. Rubino                Charles D. Hunter
     Vice President                Charles D. Hunter

Attest:

     Julian A. Oettinger
     Secretary




     The undersigned Charles D. Hunter, as the Employee in the attached Agreement, hereby designates the then acting Trustee under a Declaration of Trust dated September 15, 1982 under which Charles D. Hunter was named Trustee as his beneficiary under the provisions of Paragraph 5 thereof. The undersigned further reserves the right to change beneficiaries or successor beneficiaries from time to time during the term of the Agreement.

     Dated this 13th day of October, 1994.


                                   Charles D. Hunter